EXHIBIT 10.4

EMPLOYMENT AGREEMENT

     THIS AGREEMENT made this 18th day of August is by and between CABG Medical, Inc., a Minnesota Corporation (the “Company”), and John L. Babitt, a resident of the State of Minnesota (the “Employee”).

     WHEREAS, the parties wish to provide for the employment of the Employee by the Company; and

     WHEREAS, the Company desires reasonable protection of its confidential business and technical information, which has been and will be acquired, and is being developed by the Company, at substantial expense.

     NOW, THEREFORE, in consideration of mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

     1. Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ the employee as President/COO/CFO and the Employee accepts this employment.

     2. Duties. The Employee will make the best use of his/her energy, knowledge and training in advancing the Company’s interest. He/she will diligently and conscientiously perform the duties of President/COO/CFO for the Company, as such duties may be defined by the Company’s Board of Directors and such other tasks as may from time to time be reasonably required to further the growth of the Company. The Employee must not use any trade secrets or confidential information that he/she may have in his/her possessions from any previous employer. Employee’s work will be confined to new developments created at the Company or in the public domain. This will help to avoid any conflict with Employee’s previous employers.

     3. Term. The Employee shall be employed on an “at will” basis. Either party may terminate the employment relationship created by this agreement for any reason by giving ten (10) working days prior written notice to the other party. Because the employment relationship is “at will,” the Employee shall have no right to continued employment, and the Company may terminate the Employee for any lawful reason at any time. Unless agreed to in writing by a separate agreement, if this Agreement is terminated by the Company, Employee shall not be entitled to any severance benefits. The Company may, in its sole discretion, provide severance benefits in certain circumstances to a terminated employee. The provision of severance benefits to a terminated employee, however, shall not imply a policy, practice of obligation of providing severance benefits to any other terminated employee.

No document or statement (oral or written) by the Company or its officers will create a right to continued employment or a right to severance benefits for a terminated employee.

     4. Compensation.

     (a) Salary. The Company shall initially pay the Employee an annualized salary of $175,000, less applicable deductions and withholdings.

     (b) Benefits. The Employee will be eligible to participate in benefit plans which may be established by the Board of Directors of the Company.

     (c) Expenses. The Company shall reimburse the Employee for all ordinary and necessary business expenses the Employee incurs while performing his/her duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company’s Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

     5. Inventions.

     (a) “Inventions,” as used in this Section 5, means any discoveries, designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors or conceives (ether alone or with others) and that:

     (i) concern directly the Company’s products, research or development;

     (ii) result from any work the Employee performs for the Company; or

     (iii) use the Company’s equipment, facilities, or trade secret information.

     (b) The Employee agrees that all Inventions he/she makes during the term of this Agreement will be the sole and exclusive property of the Company. The Employee will, with respect to any such Invention:

     (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company’s premises while the Employee is employed by the Company;

     (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company and in writing (and without request);

     (iii) assign (and the Employee does hereby assign) to the Company all of his/her rights to the Invention, and applications he/she makes for patents or copyrights in any country, and any patents or copyrights granted to him/her in any country; and

     (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other reasonable acts necessary in the Company’s opinion and at its expense to preserve property rights in the Invention against forfeiture, abandonment, or loss and to obtain and maintain letters, patents and/or copyrights on the Invention and to vest the entire right and title to the Invention in the Company, provided that the Employee makes no warranty or representation to the Company as to rights against third parties hereunder.

     (c) The requirements of this subsection 5(b) do not apply to an Invention for which no equipment, facility, or trade secret information of the Company was used and which was developed entirely on the Employee’s own time, and which:

     (i) does not relate directly to the Company’s business or to the Company’s actual research or development; and

     (ii) does not result from any work the Employee performed for the Company. Except as previously disclosed to the Company in writing, the Employee does not have and will not assert any claims to or rights under any Inventions as having been made, conceived, authored, or acquired by the Employee prior to his/her employment hereunder.

     6. Confidential Information.

     (a) “Confidential Information,” as used in this Section 6, means information that is not generally known to the public and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

     (i) trade secret information about the Company and its products or services;

     (ii) “Inventions,” as defined in subsection 5(a) above;

     (iii) information concerning the Company’s business, as the Company has conducted it or as it may conduct it in the future; and

     (iv) information concerning any of the Company’s past, current, or possible future products, including (without limitation) information about the Company’s research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Employee or other originated it and regardless of how he/she obtained it).

     (b) Except as required in his/her duties to the Company, the Employee shall not, during his/her employment and for all times after termination of his/her employment with the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information:

     (i) which becomes publicly available by a source other than the Employee;

     (ii) which is received by the Employee after termination of his/her employment hereunder from a source who did not obtain the information directly or indirectly from employees or agents of the Company; or

     (iii) for which disclosure thereof the Company has consented in writing. When the Employee’s employment with the Company ends, he/she will promptly turn over to the Company all records and any compositions, articles, devices, apparatus and other items that disclose, describe, or embody Confidential Information including all copies, reproductions, and specimens of Confidential Information in his/her possession regardless of who prepared them.

     7. Competitive Activities. The Employee agrees that during his/her employment with the Company and for a period of one (1) year after his/her employment with the Company ends for whatever reason, whether voluntarily or involuntarily:

     (a) He/she will not alone, or in any capacity with another entity:

     (i) directly or indirectly engage in any commercial activity that is competitive with any of the Company’s business in which the Employee participated while he/she was employed by the Company or any affiliate thereof nor will he/she participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal officer, director, employee, representative, agent or shareholder of any entity whose business is the design, development, production, marketing or servicing of any product or service competitive with the business of the Company as it exists at the time his/her employment with the Company or any affiliate thereof is terminated;

     (ii) solicit or in any way interfere or attempt to interfere with the Company’s relationships with any of its then-current or potential customers; or

     (iii) employ or attempt to employ any of the Company’s then-current employees on behalf of any other entity competing with the Company.

Provided that, nothing in this Section 7 shall restrict the Employee’s employment by or association with any entity, venture, or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with: (a) the Employee’s employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the company; (b) the Employee’s employer takes reasonable measures to insure that the Employee is not involved with or consulted in any aspect of the design, development, production, marketing, or servicing of such competitive product or service, and (c) Employee provides notice to Company.

     (b) Employee will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he/she reasonably believed his/her new position is or may be contrary to this Agreement.

     8. Conflicting Business. Unless prior written approval is obtained from the Company’s Board of Directors or an appropriate committee of the Board, the Employee agrees that he/she will not transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity. The Employee further agrees that he/she will not engage in any business activity or outside employment that may be in conflict with the Company’s proprietary or business interests.

     9. Understandings. I acknowledge and agree that

     (a) Company has agreed to provide me the following valuable consideration in exchange for my agreement to the terms of this Agreement: $175,000 annual salary.

     (b) Company informed me, as part of the offer of the President/COO/CFO described above, that a restrictive covenant agreement with the terms contained in this Agreement would be required as a condition of my receipt of $175,000 annual salary;

     (c) I have executed this Agreement prior to my receipt of the $175,000 annual salary described above;

     (d) I have carefully considered the restrictions contained in this Agreement and agree that they are reasonable;

     (e) The restrictions in this Agreement will not unduly restrict me in securing other employment in the event of my termination from Company.

     10. No Adequate Remedy. The Employee understands that if he/she fails to fulfill his/her obligations under Sections 5, 6, 7 or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Employee hereby consents to the specific enforcement of Sections 5, 6, 7 or 8 of this Agreement by the Company through an injunction or restraining order issued by any appropriate court.

     11. Survival. The Employee acknowledges and agrees that Sections 5, 6, 7 and 8 of this Agreement shall survive the termination of this Agreement and Employee’s employment.

     12. Miscellaneous.

     (a) Successors and Assigns. This Agreement may not be assigned by the Employee. The Company may assign this Agreement in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business or the assets or business of a division of the Company.

     (b) Modification. This Agreement may be modified or amended only by a writing signed by each of the parties hereto.

     (c) Governing Law. The laws of the State of Minnesota shall govern the validity, construction, and performance of this Agreement.

     (d) Construction. Wherever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

     (e) Non-Waiver. No failure or delay by any of the parties hereto in exercising any right or remedy under this Agreement shall waive any provision of this Agreement. Any single or partial exercise by either of the parties hereto of any right or remedy under this Agreement shall not preclude the party from otherwise or further exercising its rights or remedies, or any other rights or remedies granted by any law or any related document.

     (f) Captions. The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     (g) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:

     If to the Company:

CABG Medical, Inc.
14505 21st Avenue North, Suite 212
Minneapolis, MN 55447

     If to the Employee:

Mr. John L. Babitt
168 Morningside Dr.
Coral Gables, FL 33133

     IN WITNESS WHEREOF, The Company and the Employee have executed this Agreement as of the date first above written.

By: /s/ Manuel A. Villafaña

Title: Chairman & CEO

Employee: /s/ John L. Babitt